Exhibit 99.1

McEwen Mining Announces US$25 Million Registered Direct Offering

TORONTO, ONTARIO, March 26, 2019 — McEwen Mining Inc. (the “Company” or “McEwen”) (NYSE and TSX: MUX), is pleased to announce that it has entered into definitive agreements with an institutional investor, and certain directors and officers of the Company, including Rob McEwen, pursuant to which such investors have agreed to purchase Units of the Company for aggregate gross proceeds of $25 million in a registered direct offering.

McEwen Mining intends to use the net proceeds from this offering to fully fund its current mining projects and exploration prospects, for additional operating capital and for general working capital purposes.

Rob McEwen, Chairman and Chief Owner of McEwen Mining, stated “I am pleased to say that this financing provides us with the flexibility we need to take advantage of additional opportunities at our operations.”

McEwen Mining is a growing gold and silver miner that produced 176,000 ounces gold equivalent in 2018. It owns interests in several mines, two of which are located in the world’s top gold mining jurisdictions of Nevada and Timmins. In addition, it owns a large undeveloped copper deposit in Argentina.

Each Unit is priced at $1.55 and consists of a share of common stock and one-half of a warrant to purchase common stock. Each full warrant is exercisable into one share of common stock. The warrants are immediately exercisable and have a term of three years and an exercise price of $2.00.

Roth Capital Partners and A.G.P./Alliance Global Partners are acting as exclusive lead placement agents for the Units offered in the United States and internationally (except Canada). Maison Placements is acting as exclusive placement agent for the Units offered in Canada.

The offering is expected to close on March 29, 2019 and is subject to customary closing conditions, including approvals from the TSX and the NYSE. The subscription by insiders is subject to shareholder approval at the Annual General Meeting of shareholders to be held on May 23, 2019.

The shares of common stock and warrants described above are being offered in the United States pursuant to an effective “shelf” registration statement (File No. 333-224476) that was filed with the Securities and Exchange Commission (the “SEC”) and was declared effective by the SEC on July 6, 2018.  The securities may be offered only by means of a prospectus.  A prospectus supplement and the accompanying prospectus will be filed with the SEC. The prospectus supplement and accompanying prospectus, when filed, will be available on the SEC’s website at http://www.sec.gov and may also be obtained from Roth Capital Partners at 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147.

McEwen intends to file a Canadian MJDS prospectus supplement to the Canadian MJDS base shelf prospectus dated August 8, 2018 with respect to the offering in Canada.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

ABOUT MCEWEN MINING

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the Black Fox mine in Timmins, Canada; the Fenix Project in Mexico; the Gold Bar mine in Nevada; and the large Los Azules copper project in Argentina, advancing towards development.

McEwen has approximately 346 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 23% of the shares.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Website: www.mcewenmining.com	150 King Street West
Investor Relations		Suite 2800, P.O. Box 24
(647)-258-0395 ext 320	Facebook: facebook.com/mcewenrob	Toronto, ON, Canada
info@mcewenmining.com		M5H 1J9
	Twitter: twitter.com/mcewenmining	(866)-441-0690

Instagram: instagram.com/mcewenmining